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                                                       EXHIBIT NO. 99.4(b)

                                                           As of: July 16, 2003

                                    FORM OF

                                   APPENDIX A

                           FUNDS AND EFFECTIVE DATES


Fund                                                           Effective Date
----                                                           --------------

MFS Bond Fund                                                  January 1, 2002
MFS Emerging Opportunities Fund                                January 1, 2002
MFS High Quality Bond Fund                                     January 1, 2002
MFS Inflation-Adjusted Bond Fund                               July 16, 2003
MFS Intermediate Investment Grade Bond Fund                    January 1, 2002
MFS Large Cap Value Fund                                       January 1, 2002
MFS Limited Maturity Fund                                      January 1, 2002
MFS Municipal Limited Maturity Fund                            January 1, 2002
MFS Research Bond Fund                                         January 1, 2002
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                                                           As of: July 16, 2003

                                   APPENDIX B

                          COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                            RATE
----                                            ----

MFS Bond Fund                                   0.39% of the first $1.1 billion
                                                0.38% of the amount in excess of
                                                $1.1 billion

MFS Emerging Opportunities Fund                 0.75%

MFS Inflation-Adjusted Bond Fund                0.50%

MFS High Quality Bond Fund                      0.50%

MFS Intermediate Investment Grade Bond Fund     0.50%

MFS Large Cap Value Fund                        0.75%

MFS Limited Maturity Fund                       0.40%

MFS Municipal Limited Maturity Fund             0.40%

MFS Research Bond Fund                          0.50%